Exhibit 99.1

Elutia Transitions to Direct Distribution of Its Cardiovascular Product Portfolio

Move expected to drive both top-line growth and gross margin improvement

SILVER SPRING, Md., May 1, 2025 — Elutia Inc. (Nasdaq: ELUT) (“Elutia” or the “Company”), a pioneer in drug-eluting biomatrix products, today announced it is reclaiming U.S. sales and distribution responsibilities for its cardiovascular portfolio—including ProxiCor®, VasCure®, and Tyke®—following the conclusion of its distribution agreement with LeMaitre Vascular, Inc. The move allows Elutia to directly capture top-line revenue and should improve the gross margin and profitability of this product segment.

Elutia has appointed Dwayne Montgomery as Head of Cardiovascular to lead this newly established business unit. A seasoned commercial executive, Mr. Montgomery brings proven senior leadership experience from Osiris Therapeutics, Smith & Nephew, Guidant, and C.R. Bard.

Under Mr. Montgomery’s leadership, Elutia has recruited and mobilized a high-performing team of 26 independent (1099) sales representatives specifically for the cardiovascular line. Operating independently from the EluPro™ commercial organization, this focused structure allows both commercial teams to stay laser-focused on their respective missions. With training of the cardiovascular team now complete, Elutia has commenced direct sales as part of a coordinated transition of accounts from LeMaitre, ensuring continuity and minimizing disruption for customers.

“While we’re grateful for our partnership with LeMaitre, bringing this asset back in-house allows us to fully unlock its value,” said Dr. Randy Mills, CEO of Elutia. “Direct control over sales to the end user allows us to sharpen our execution, drive top-line growth, improve profitability and cash flow, and gives us greater strategic flexibility. Under Dwayne’s leadership, the team has already made impressive progress—and we’re just getting started.”

Elutia’s cardiovascular portfolio is expected to deliver approximately 80% gross margins and maintain a premium price position in the market. The Company also expects growth at the top-line. In 2024, sales of cardiovascular products accounted for $2.9 million, or about 12%, of total revenue. Unlike synthetic grafts, these regenerative biomatrix products promote a healthy immune response and avoid the typical foreign body reaction associated with synthetics. The portfolio includes: ProxiCor® PC, for pericardial closure; ProxiCor® CTR, for cardiac tissue repair; Tyke®, the only extracellular matrix cleared for neonatal and infant patch, pledget, and intracardiac repair; and VasCure®, for vascular repair.

About Elutia

Elutia develops and commercializes drug-eluting biomatrix products to improve compatibility between medical devices and the patients who need them. With a growing population in need of implantable technologies, Elutia’s mission is humanizing medicine so patients can thrive without compromise. For more information, visit www.Elutia.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements contained in this press release include, without limitation, any statements we make regarding: improving future results of our cardiovascular portfolio by assuming sales responsibility for it, including any predictions as to future revenues, pricing or gross margins of our cardiovascular products; the timing of commencement of sales through our independent sales force; and the efficiency of the transition. . These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to us. Such beliefs and assumptions may or may not prove to be correct. Additionally, such forward-looking statements are subject to a number of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in the forward-looking statements, including, but not limited to the following: our dependence on our commercial partners and independent sales agents to generate a substantial portion of our net sales; our ability to successfully commercialize, market and sell our products; our ability to continue as a going concern; our ability to achieve or sustain profitability; the risk of product liability claims and our ability to obtain or maintain adequate product liability insurance; our ability to defend against the various lawsuits and claims related to our recalled FiberCel and other viable bone matrix products and avoid a material adverse financial consequence from those lawsuits and claims; our ability to prevail in lawsuits and claims seeking indemnity, contribution and insurance coverage for FiberCel and other viable bone matrix product liabilities; the continued and future acceptance of our products by the medical community; our ability to enhance our products, expand our product indications and develop, acquire and commercialize additional product offerings; our dependence on a limited number of third-party suppliers and manufacturers, which, in certain cases are exclusive suppliers for products essential to our business; our ability to successfully realize the anticipated benefits of the sale of our Orthobiologics business; physician awareness of the distinctive characteristics, benefits, safety, clinical efficacy and cost-effectiveness of our products; our ability to compete against other companies, most of which have longer operating histories, more established products and/or greater resources than we do; pricing pressure as a result of cost-containment efforts of our customers, purchasing groups, third-party payors and governmental organizations could adversely affect our sales and profitability; our ability to obtain regulatory approval or other marketing authorizations by the FDA and comparable foreign authorities for our products and product candidates; our ability to obtain, maintain and adequately protect our intellectual property rights; and other important factors which can be found in the “Risk Factors” section of Elutia’s public filings with the Securities and Exchange Commission (“SEC”), including Elutia’s Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in Elutia’s other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Elutia’s website at https://investors.elutia.com. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Any forward-looking statement made by Elutia in this press release is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, Elutia expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investors:
Matt Steinberg
FINN Partners
matt.steinberg@finnpartners.com